Exhibit (i) (2)

K&L GATES LLP 599 LEXINGTON AVENUE NEW YORK, NY 10022-6030 T +1 212 536 3900 F +1 212 536 3901 klgates.com

February 27, 2017

VIA EDGAR

Division of Investment Management
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:	Post-Effective Amendment No. 3 to Registration Statement on Form N-1A for Clough Funds Trust (File Nos. 333-204408 and 811-23059)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Clough Funds Trust (File No. 333-204408).

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP